EXHIBIT B

TRANSACTIONS
The following table sets forth all transactions with respect to Shares effected during the past sixty days by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through the close of trading on December 9, 2016. All such transactions were purchases of Shares effected in the open market and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/Sell	Shares	Unit Cost	Security
Lazarus Israel Opportunities Fund II LLLP	10/21/2016	Buy	105,000	0.0768	Common Stock
Lazarus Israel Opportunities Fund II LLLP	10/24/2016	Buy	750,000	0.079	Common Stock
Lazarus Israel Opportunities Fund II LLLP	10/25/2016	Buy	25,000	0.0821	Common Stock
Lazarus Israel Opportunities Fund II LLLP	10/27/2016	Buy	50,000	0.0813	Common Stock
Lazarus Israel Opportunities Fund II LLLP	10/28/2016	Buy	25,000	0.0815	Common Stock
Lazarus Israel Opportunities Fund II LLLP	10/31/2016	Buy	25,000	0.0815	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/1/2016	Buy	15,000	0.0785	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/4/2016	Buy	50,000	0.077	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/7/2016	Buy	50,000	0.0757	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/8/2016	Buy	25,000	0.0778	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/10/2016	Buy	25,000	0.0708	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/11/2016	Buy	5,000	0.0715	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/14/2016	Buy	15,000	0.0715	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/15/2016	Buy	5,000	0.071	Common Stock
Lazarus Israel Opportunities Fund II LLLP	11/16/2016	Buy	5,000	0.07	Common Stock
Lazarus Israel Opportunities Fund II LLLP	12/2/2016	Buy	25,000	0.0705	Common Stock
Lazarus Israel Opportunities Fund II LLLP	12/5/2016	Buy	88,600	0.0625	Common Stock
Lazarus Israel Opportunities Fund II LLLP	12/6/2016	Buy	25,000	0.0615	Common Stock
Lazarus Israel Opportunities Fund II LLLP	12/7/2016	Buy	120,000	0.0557	Common Stock
Lazarus Israel Opportunities Fund II LLLP	12/8/2016	Buy	25,000	0.0624	Common Stock
Lazarus Israel Opportunities Fund II LLLP	12/9/2016	Buy	10,000	0.0723	Common Stock